SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

       / /      Preliminary Proxy Statement
       / /      Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)2))
       /X/      Definitive Proxy Statement
       / /      Definitive Additional Materials
       / /      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14(a)-12


                            THE BETHLEHEM CORPORATION
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

       /X/      No fee required.

       / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)    Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------


         (4) Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                            THE BETHLEHEM CORPORATION
                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 23, 1998
                                 --------------

To the Shareholders of The Bethlehem Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of THE BETHLEHEM CORPORATION, a Pennsylvania corporation (the "Company"), will be held on Thursday, April 23, 1998 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania, for the following purposes:

                  1. To elect eight directors, each to serve for a term of one year and until the next annual meeting of Shareholders and until their successors are duly elected and qualify;

                  2. To approve the grant of stock options to each of Universal Process Equipment, Inc. ("UPE"), James L. Leuthe and Salvatore J. Zizza;

                  3. To approve the issuance of 350,000 shares of the Company's common stock, no par value, to UPE;

                  4. To approve an amendment  to the  Company's  Certificate  of
         Incorporation   confirming   cumulative   voting  in  the  election  of
         directors.

                  5.  To  ratify  the   appointment  of  BDO  Seidman,   LLP  as
         independent auditors of the Company for the fiscal year ending May 31, 1998; and

                  6. To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies discretion.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 17, 1998 as the record date (the "Record Date") for the Meeting. Only shareholders of record of the Company's common stock, no par value, on the Company's stock transfer books on the close of business on the Record Date are entitled to notice of and to vote at the Meeting.

                                       By Order of the Board of Directors

                                       HAROLD BOGATZ
                                       SECRETARY
March 18, 1998

--------------------------------------------------------------------------------
WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                            THE BETHLEHEM CORPORATION
                             25TH AND LENNOX STREETS
                           EASTON, PENNSYLVANIA 18045
                                ----------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 23, 1998
                                ----------------


                                  INTRODUCTION

         This Proxy Statement is being furnished to shareholders by the Board of Directors of The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), in connection with the solicitation of the accompanying proxy (each a "Proxy" and collectively, the "Proxies") for use at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held Thursday, April 23, 1998 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania or at any adjournment thereof.

         The principal executive offices of the Company are located at 25th and Lennox Streets, Easton, Pennsylvania 18045. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to shareholders is April 3, 1998.

                        RECORD DATE AND VOTING SECURITIES

         As of the close of business on March 17, 1998, the record date for the Meeting (the "Record Date"), there were 1,938,520 outstanding shares of the Company's common stock, no par value (the "Common Stock"). Except as indicated below, holders of Common Stock have one vote per share on each matter to be acted upon. Only holders of Common Stock (the "Shareholders") of record at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment thereof. The presence, in person or by proxy, of Shareholders entitled to cast at least a majority of the votes that all Shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for purposes of consideration and action on such matter.

         In the election of directors, each Shareholder shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the election of directors and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates. All other matters expected to be brought before the Meeting require the affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the Meeting for approval.


                                VOTING OF PROXIES

         Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares of Common Stock represented thereby will be voted: (i) for the election as Directors of the eight persons who have been nominated by the Board of Directors; (ii) to approve the grant of stock options to each of Universal Process Equipment, Inc. ("UPE"), James L. Leuthe and Salvatore J. Zizza; (iii) to approve the issuance of 350,000 shares of Common Stock to UPE; (iv) to approve an amendment to the Company's Certificate of

Incorporation confirming cumulative voting in the election of directors; (v) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending May 31, 1998 (the "1998 Fiscal Year"); and (vi) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies.

         The execution of a Proxy will in no way affect a Shareholder's right to attend the Meeting and to vote in person. Any Proxy executed and returned by a Shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent proxy that is presented before the Meeting, or if the Shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (I.E., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but that have not been voted.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding Common Stock in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 17, 1998, information regarding ownership of the outstanding Common Stock of the Company by (i) all persons who are known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director and Named Executive Officer (as such term is hereinafter defined); and (iii) all directors and executive officers of the Company as a group:


                                                                                                Percentage of
Name and Address of Beneficial Owner*                  Shares Owned Beneficially(1)           Outstanding Shares
----------------------------------------------      ---------------------------------     ------------------------

Universal Process                                                   2,181,600(2)(3)                      58.4%
  Equipment, Inc.
P.O. Box 338
Roosevelt, NJ  08555

Ronald H. Gale                                                      2,254,100(4)(5)                      60.3

Jan Gale                                                            2,252,100(4)(5)                      60.3

James L. Leuthe                                                       339,124(6)                         16.4

Robert F. Bacigalupo                                                  140,901(7)                          7.2
2433 S. Oakley Avenue
Chicago, IL 60608

Alan H. Silverstein                                                   310,000(8)                         13.8

Salvatore J. Zizza                                                    188,000(9)                          8.8

O. Karl Dieckmann                                                      33,186(4)                          1.7


B. Ord Houston                                                         10,365(4)                     (10)

Harold Bogatz                                                          10,000(11)                    (10)

James F. Lomma                                                              0                          0

Clarence T. Lind                                                       13,999(12)                    (10)

All directors and executive officers as a                           3,249,773(13)                   73.6%
group

---------------------
* Unless otherwise noted the address of the Beneficial Owner is c/o the Company, 25th & Lennox Streets, Easton, Pennsylvania 18045.

(1) All persons identified below as holding Options are deemed to be beneficial owners of shares of Common Stock subject to such Options by reason of their right to acquire such shares within 60 days after March 17, 1998.

(2)      Includes   1,800,000   shares   subject  to   Options.   See   "Certain
Relationships and Transactions."

(3)      Does not include shares owned by Ronald H. Gale and Jan P. Gale.

(4)      Includes 500 shares subject to Options.

(5) Includes 2,181,600 shares beneficially owned by UPE, of which the individual is an officer, director and principal stockholder.

(6) Of this total, 52,281 shares are owned by Nikki, Inc., a corporation of which Mr. Leuthe is an officer and director and the sole stockholder, 161,343 shares are owned by Mr. Leuthe and 125,500 shares are subject to Options. This total does not include 640 shares owned by Mr. Leuthe's adult children, as to which he disclaims beneficial ownership.

(7) This total does not include 2,331 shares owned by Mr. Bacigalupo's wife and 6,000 shares held in trust for the benefit of family members as to which Mr. Bacigalupo acts as trustee. Mr. Bacigalupo disclaims beneficial ownership of these 8,331 shares.

(8)      Consists of 310,000 shares subject to Options.

(9)      Consists of 188,000 shares subject to Options.

(10)     Less than 1.0%.

(11)     Consists of 10,000 shares subject to Options.

(12)     Includes 9,999 shares subject to Options.

(13)     Includes 2,465,398 shares subject to Options.

INTEREST OF CERTAIN PERSONS WITH RESPECT TO THE PROPOSALS TO APPROVE THE GRANT OF STOCK OPTIONS AND ISSUANCE OF COMMON STOCK

         The Board of Directors of the Company, subject to the approval of the Company's stockholders, granted to UPE on March 26, 1996 an option to purchase 350,000 shares of Common Stock at an exercise price of $1.8125 per share. These Options were in consideration for guarantees provided by UPE for existing and successor financing. With respect to the existing financing with the CIT Group, UPE agreed to purchase all of the Company's resale inventory in the event of a default by the Company. The amount of such inventory subject to this arrangement outstanding at March 18, 1998 approximates $1,000,000. The total fair value of the Options to be received by UPE is approximately $437,000 based on the closing stock price of $3.00 on March 18, 1998. If the options are approved, the final fair value of the options will be determined by the closing market price of the Company's stock as of the date of the annual meeting.

         The Board of Directors of the Company, subject to the approval of the Company's stockholders, authorized the issuance to UPE of 350,000 shares of Common Stock on March 26, 1996. These shares were issued in consideration for a 50% interest in inventory UPE purchased in 1992, 1993 and 1995. The amount paid for the interest of the used equipment is approximately $201,000. Based on the closing price of the Company's stock on March 18, 1998, the Company estimates that the fair value of the stock issue will be $945,000. The excess of the fair value of stock issued over the fair value of the inventory will result in compensation expense of approximately $224,000 in the period the stockholders approve the grant.

         The Board of Directors of the Company, subject to the approval of the Company's stockholders, granted to Mr. Leuthe and Mr. Zizza stock options to purchase an aggregate of 125,000 and 178,000 shares of Common Stock respectively on March 26, 1996. These options were granted at an exercise price of $1.8125 per share, not being less than 100% of the fair market of the Common Stock on March 26, 1996, the date of the grant. These options were in consideration for Mr. Leuthe's services to the Company as Chairman of the Board and Chief Executive Officer, which position he held from 1977 to December 1995, and as an inducement for continued service as a director of the Company. Mr. Zizza, under a consulting agreement with the Company, receives $60,000 per annum in return for the level of management services he renders to the Company as Chairman of the Board. The total fair value of the options to be received by Messrs. Leuthe and Zizza is approximately $379,000 based on the closing stock price of $3.00 on March 18, 1998. If the options are approved, the final fair value of the options will be determined by the closing market price of the Company's stock as of the date of the annual meeting.

         For further  information  with respect to the  foregoing  transactions,
please  see  "Proposal   II-Approval  of  Grant  of  Stock  Options."  "Proposal
III-Approval of Issuance of Stock to UPE".

                        PROPOSAL I--ELECTION OF DIRECTORS
NOMINEES

         Prior to the 1995 Annual Meeting of Shareholders (the "1995 Meeting"), the Company's By-Laws provided for the organization of the Board of Directors into four classes with directors in each class serving for four year terms. The Board of Directors approved and at the 1995 Meeting the Shareholders ratified an amendment to the ByLaws that created a Board of Directors whose entire membership is to be elected annually. The By-Law amendment did not affect the terms of then incumbent directors who were elected in prior years and whose terms expired subsequent to the 1995 Meeting. Each of such terms will have expired at or before the Meeting.

         It is proposed that eight nominee directors, Harold Bogatz, James F. Lomma, Ronald H. Gale, Jan P. Gale, B. Ord Houston, James L. Leuthe, Alan H. Silverstein and Salvatore J. Zizza (the "Nominees"), be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualify. Unless otherwise specified, all Proxies received will be voted in favor of the election of the Nominees as directors of the Company. All Nominees with the exception of James F. Lomma are currently directors of the Company.

         Each Nominee has consented to serve if elected. In the event that any of the Nominees should be unable to serve, the Proxies will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any of the Nominees named herein will be unable to serve. Any vacancy occurring on the Board of Directors for any reason may be filled by a majority vote of the directors then in office, and each person so elected shall serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         The following table sets forth information regarding the current ages, terms of office and business experience the Nominees, including their positions with the Company:


                                                                                               YEAR FIRST BECAME
NAME                                     AGE        PRINCIPAL OCCUPATION                          A DIRECTOR
----                                     ---        --------------------                    ---------------------

Salvatore J. Zizza                        52        Chairman of the Board of                         1995
                                                    Directors since 1995; since 1991,
                                                    Chairman and Executive Vice
                                                    President and Treasurer of The
                                                    Lehigh Group, a public company
                                                    listed on the New York Stock
                                                    Exchange with subsidiaries in the
                                                    distribution of electrical products

Alan H. Silverstein                       49        President and Chief Executive                    1994
                                                    Officer of the Company since
                                                    December 1995; President and
                                                    Chief Operating Officer of the
                                                    Company from February 1994 to
                                                    November 1995; from July 1992
                                                    to February 1994, President of
                                                    Universal Envirogenics, Inc., a
                                                    rebuilder of industrial gas plants


                                                                                               YEAR FIRST BECAME
NAME                                     AGE        PRINCIPAL OCCUPATION                          A DIRECTOR
----                                     ---        --------------------                    ---------------------

James L. Leuthe                           56        Chairman of the Board of First                   1976
                                                    Lehigh Corporation, a bank
                                                    holding company, since 1982;
                                                    from 1977 until 1995 held
                                                    various positions with the
                                                    Company, including most
                                                    recently  President and Chief
                                                    Executive Officer

Jan P. Gale(1)                            43        Vice President since 1978 of                     1991
                                                    UPE, an international supplier of
                                                    complete process plants and
                                                    equipment and manufacturer of
                                                    new equipment in the United
                                                    States and Europe

Ronald H. Gale(1)                         46        President and Chief Executive                    1990
                                                    Officer of UPE since 1978

Harold Bogatz                             59        Vice President and General                       1995
                                                    Counsel of UPE since 1987;
                                                    Secretary of the Company since
                                                    1996

B. Ord Houston                            85        Secretary of the Company from                    1976
                                                    June 1983 to December 1995,
                                                    otherwise retired for at least the
                                                    last five years; held various
                                                    positions with the Company since
                                                    1966, most recently as Executive
                                                    Vice President

James F. Lomma                            52        President, J.F. Lomma Inc. since                 1998
                                                    1975, a trucking, rigging and
                                                    expert packaging firm located in
                                                    South Kearney, N.J. Mr. Lomma
                                                    also serves as the Chairman of
                                                    the Special Carrier & Rigging
                                                    Association.

--------------------
(1)      Ronald H. Gale and Jan P. Gale are brothers.


REQUIRED VOTE

         In voting for directors, each Shareholder is entitled to eight votes for each share of Common Stock held, one for each of eight directors to be elected. A Shareholder may cast his votes evenly for all Nominees or may cumulate his votes and cast them for one Nominee or distribute his votes among two or more Nominees. The eight persons receiving the highest number of votes cast in person or by proxy shall be elected to the Board of Directors. Brokers that do not receive instructions are entitled to vote on the election of directors. Abstentions from voting on the election of directors will have no effect, because they will not represent votes cast at the Meeting for the purpose of electing directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

                    BOARD MEETINGS -- COMMITTEES OF THE BOARD

         The Board of Directors met three times during the fiscal year ended May 31, 1997 (the "1997 Fiscal Year"). The Board of Directors has constituted an Audit Committee, a Compensation Committee, a Stock Option Committee and a Nominating Committee. No director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held plus the total number of meetings held by all committees of the Board on which he served during the 1997 Fiscal Year; with the exception of Mr. Dieckmann, whose health prevented him from attending two such meetings during the 1997 Fiscal Year.

         The Audit Committee consisted of Messrs. Leuthe, Houston and Dieckmann and is appointed annually by the Board of Directors to recommend the selection of independent auditors, to review the scope and results of the audit, to review the adequacy of the Company's accounting, financial and operating controls and to supervise special investigations. The Audit Committee met once during the 1997 Fiscal Year.

         The Compensation Committee currently consists of Messrs. Zizza, Houston and R. Gale and is appointed annually by the Board of Directors to recommend to the Board of Directors remuneration arrangements for senior management and directors, the adoption of compensation plans in which officers and directors are eligible to participate and the granting of Options or other benefits under such plans. The Compensation Committee did not meet during the 1997 Fiscal Year.

         The Stock Option Committee currently consists of Messrs. Ronald H. Gale and B. Ord Houston and is appointed annually by the Board of Directors to determine the terms of the grant of stock options and the persons to whom such Options shall be granted in accordance with the terms of the Company's stock option plans and to administer such plans. The Stock Option Committee did not meet during the 1997 Fiscal Year.

         The Nominating Committee currently comprises Messrs. J. Gale, Zizza, Silverstein and Bogatz, and is appointed annually by the Board of Directors to recommend to the Board of Directors nominees for election as directors. The Nominating Committee did not meet during the 1997 Fiscal Year.

                          EXECUTIVE COMPENSATION TABLE

         The following table summarizes compensation information for the Company's President and Chief Executive Officer and Clarence T. Lind, the only other executive officer of the Company whose compensation exceeded $100,000 for the fiscal year ended May 31, 1997. The table presents for such individuals information with respect to compensation paid or accrued by the Company for services rendered during the fiscal years ended May 31, 1995, 1996 and 1997. Messrs. Silverstein and Lind are collectively referred to herein as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE


                                                        Fiscal Year Compensation                 Long Term Compensation
                                             --------------------------------------       --------------------------------
                                                                                           Stock
Name and                                                                Other Annual       Option            All Other
Principal Position           Year           Salary        Bonus        Compensation(s)      Awards           Compensation(1)
---------------------      -------         --------     ---------      -----------------  -----------      ------------------

Alan H. Silverstein          1997           $140,441       $83,570        $  7,295(3)           --            11,925
President and Chief          1996            118,655        46,850           7,295(3)           --            11,925
Executive Officer(2)         1995            110,000        30,698           5,472(3)           --            11,925

Clarence T. Lind
Vice President of            1997             99,000        25,907           4,369(3)           --               672
Sales, Marketing and         1996             90,000        26,350           4,369(3)       20,000               672
Technology(4)

-------------------
(1)      Represents life insurance premiums paid by the Company.

(2) Mr. Silverstein was elected President and Chief Operating Officer of the Company in February 1994 and was appointed Chief Executive Officer of the Company on December 12, 1995.

(3) Represents lease and insurance payments made by the Company with respect to use of an automobile.

(4) Mr. Lind was elected Vice President of Sales, Marketing and Technology of the Company on December 12, 1995.

OPTION GRANTS IN LAST FISCAL YEAR

         No Options were granted during the 1997 Fiscal Year to any Named Executive Officers.

AGGREGATED FISCAL YEAR-END OPTIONS

         The following table sets forth certain information regarding unexercised stock options held by each of the Named Executive Officers as of May 31, 1997. No stock options were exercised by any Named Executive Officer during the 1997 Fiscal Year.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                Number of              Value of Unexercised
                           Unexercised Options         in-the-Money Options
                             at May 31, 1997          at May 31, 1997 ($)(1)

                               Exercisable/                Exercisable/
Name                          Unexercisable                Unexercisable
----                      --------------------      ------------------------

Alan H. Silverstein              260,000/0                   234,375/0

Clarence T. Lind               3,334/16,666                   1,250/0

James L. Leuthe                 334/125,000                   0/7,813

-----------------
(1) On May 31, 1997, the last reported sale price of the Common Stock, as reported by the American Stock Exchange, was $1.875 per share.

COMPENSATION OF DIRECTORS

         Directors are not compensated for their services as a director but are entitled to reimbursement of expenses incurred in connection with their attendance at all meetings. In the past, the Company has granted Options to certain directors.

EMPLOYMENT AGREEMENTS

         Alan H. Silverstein, President and Chief Executive Officer, is employed by the Company pursuant to an agreement (the "Employment Agreement") dated February 1, 1994. The Employment Agreement provides for a five year term, with automatic renewal for successive terms of two years, subject to a mutual right, exercisable within 120 days prior to the expiration of any term, not to renew the Employment Agreement. The salary paid to Mr. Silverstein for the first year under the Employment Agreement is $110,000 increasing to $165,000 in the fifth year. Mr. Silverstein is entitled to a quarterly bonus based on the earnings of the Company, with a minimum guaranteed bonus for the first 18 months of $30,000.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

         Ronald H. Gale and Jan Gale are directors and Shareholders of the Company and are officers, directors and principal stockholders of UPE, a principal Shareholder of the Company. UPE and/or Ronald H. Gale and/or Jan Gale are also majority shareholders or otherwise affiliated with other companies that engage in transactions with the Company. UPE and related entities have purchased process equipment manufactured by the Company and have utilized the Company's remanufacturing services. The approximate total revenues derived from sales to UPE and related parties was $76,000 for the fiscal year ended May 31, 1997. The Board of Directors believes that the terms of such sales were at least as favorable to the Company as could have been obtained from unaffiliated third parties.

         On March 26, 1996, the Board of Directors of the Company subject to the approval of the Company's shareholders granted an Option to UPE to purchase 350,000 shares of Common Stock an exercise price of $1.8125 per share. Such Option was issued in consideration for guarantees by UPE of borrowings by the Company from the CIT Group and for successor financing. The financing from the CIT Group consists of a three year $5 million maximum line of credit and term loan facility, secured by a third lien position on Company owned real estate and a first lien on substantially all other owned assets of the Company. SEE "PROPOSAL II -- APPROVAL OF GRANT OF STOCK OPTIONS."

         On March 26, 1996, the Board of Directors subject to the approval of the Company's shareholders authorized the issuance to UPE of 350,000 shares of Common Stock in consideration for a 50% ownership interest in certain resale inventory, which consists primarily of heat transfer equipment owned by UPE. SEE "PROPOSAL III -- APPROVAL OF ISSUANCE OF STOCK TO UPE."

         From time to time in the ordinary course of business, UPE advances funds to the Company to enable the Company to meet certain temporary cash requirements. The interest rate on the advances is prime rate (Chase Bank New
York) plus 1%. In August 1996, UPE advanced $250,000 to the Company. UPE advanced an additional $250,000 to the Company in October 1996. As of March 18, 1998, both advances remained outstanding.

         On February 28, 1997, the Company purchased a complete two stage environmental thermal process system in Alberta, Canada. In order to effect the acquisition of the equipment, the Company borrowed $225,000 from UPE at an interest rate of prime rate (Chase Bank, New York) plus 2.5%. This loan will be repaid from the proceeds of the sale of the specific equipment purchased.

         As of June 1, 1996, the Company began a three year profit sharing arrangement with UPE. This arrangement was agreed upon as consideration for UPE's role in introducing the Company to Third Millenium Products, Inc.
("Millenium"), assisting in negotiating the acquisition of the assets of the American Furnace Division of Millenium by Bethlehem Advanced Materials Corporation ("BAM"), a wholly-owned subsidiary of the Company, and UPE's role in originating, negotiating, developing and assisting in the marketing of the Tower Filter Process product line. Under this arrangement, which expires in May 1999, UPE is entitled to receive 25% of the pre-tax profits of BAM and the Tower Filter Press product line.

         The Company and Salvatore J. Zizza, Chairman of the Board of the Company, are parties to an agreement under which Mr. Zizza renders certain financial advisory services, including those relating to proposed mergers and acquisitions and equity and debt financing and relations with the financial community and investors. Mr. Zizza receives compensation in the amount of $60,000 per annum.

                 PROPOSAL II--APPROVAL OF GRANT OF STOCK OPTIONS

PROPOSAL

         The Board of Directors recommends that the Shareholders vote to approve the grant of stock options, described below, to UPE, a principal Shareholder of the Company, James L. Leuthe, a director and former Chairman and Chief Executive Officer of the Company, and Salvatore J. Zizza, Chairman of the Board of Directors of the Company.

GRANT OF OPTIONS

         Subject to the approval of the Company's Shareholders, the Board of Directors has granted to UPE and Messrs. Leuthe and Zizza stock options (the "Options") to purchase an aggregate of 350,000, 125,000 and 178,000 shares of Common Stock, respectively. Such Options were granted at an exercise price of $1.8125 per share, being not less than 100% of the fair market value of the Common Stock on March 26, 1996, the date of grant. Upon approval by the Shareholders of the Company, the Options will vest over a three-year period.

         The Options granted to each of UPE and Messrs. Leuthe and Zizza expire on March 25, 2006, or, with respect to Messrs. Leuthe and Zizza, within three months after death or permanent incapacitation.

         The Options are not transferable except, with respect to Messrs. Leuthe and Zizza, by will or by the laws of descent and distribution.

         The exercise price of the Options and the number of shares issuable upon the exercise of the Options will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, consolidations, mergers, or liquidation of the Company.

         Additional terms of each Option have been set by the Board of Directors and are embodied in Option agreements executed by each of UPE and Messrs. Leuthe and Zizza.

PURPOSE OF OPTIONS

UPE

         The Options granted to UPE are in consideration for guarantees by UPE of borrowings by the Company from the CIT Group and for successor guarantees. The financing from the CIT Group consists of a three year $5 million maximum line of credit and term loan facility, secured by a third lien position on Company owned real estate and a first lien on substantially all other owned assets of the Company. This credit facility includes (a) an $800,000 term loan requiring $13,333 monthly principal payments plus interest at prime rate (Chase Bank, New York) plus 3% and (b) advances against a percentage of eligible inventory not to exceed $4,000,000 in the aggregate. Initial proceeds of this credit facility were used to fund working capital. With respect to the CIT Group financing, UPE agreed to purchase certain inventory in the event of a default by the Company. The amount of such inventory subject to this arrangement approximates $1,000,000 at March 18, 1998.

         If and when stockholders' approval is received the Company will account for the options pursuant to Financial Accounting Standard No. 123 ACCOUNTING FOR STOCK BASED COMPENSATION. The Company will capitalize the amount related to UPE's loan guarantee and amortize it over the estimated term of the guarantee issued for existing and successor financing. The Company estimates the total expense for these options to be $437,000. The Company will allocate the fair value of the options to existing and successor financing based upon a reasonable method. The amortization period will not exceed the three year vesting period of the options. For the year ended May 31, 1998, the Company will record expense of approximately $15,200 for this transaction.

MESSRS. LEUTHE AND ZIZZA

         The options granted to Mr. Leuthe are in consideration of his services to the Company as Chairman of the Board and Chief Executive Officer which position he held from 1977 to December 1995 and as an inducement for continued service as a director of the Company. The Options granted to Mr. Zizza are in consideration of his serving as a director of the Company.

         If and when the stockholders' approval is received, the Company will account for the options pursuant to Financial Accounting Standard No. 123 ACCOUNTING FOR STOCK BASED COMPENSATION. The Company will recognize the expense based upon a reasonable allocation for the options given to Mr. Leuthe for his past services if and when stockholder approval is received. The Company will recognize the balance of the expense for the options over the three year vesting period of the options. The total expense related to Mr. Leuthe's options is approximately $156,000. The Company will recognize the expense for the options for Mr. Zizza of $223,000 over the three year vesting period of the options, thus resulting in a monthly expense of approximately $6,200. For the year ending May 31, 1998, the Company will record expense of approximately $7,800 for Mr. Zizza's options.

VALUATION OF OPTIONS

         The Company's methodology to determine the total expense for the above transactions is in accordance with the following. Assuming approval from the Company's stockholders is received and a market price of $3.00 per share, (the closing market price on March 18, 1998), the issuance of the option with an exercise price of approximately $1.81 results in a fair value, using the Black Scholes model of approximately $1.25 per share. The Company applied a nominal discount based on the marketability of the Company's stock. The Company will recognize a charge of $816,000 over the vesting period of the options. (653,000 options times $1.25 = $816,000.) This amount is an estimated amount based on a market price of $3.00 per share. The final calculation will be done if and when stockholders approval is received.

         The Options are expressly conditioned upon approval of the grant of the Options by the Company's stockholders. If approval of the Company's stockholders is not received, the Options will be canceled and deemed never to have been granted.

FEDERAL INCOME TAX CONSEQUENCES

         All of the Options are non-qualified stock options.

         NON-QUALIFIED STOCK OPTIONS. Upon exercise of an Option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price of the Options. That amount will increase the optionee's basis in the Common Stock acquired pursuant to the exercise of the Options. Upon a subsequent sale of the Common Stock, the optionee will recognize short term or long term gain or loss depending upon his holding period for the Common Stock and upon the subsequent appreciation or depreciation in the market value of the Common Stock. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the optionee upon the optionee's exercise of the Option.

         SUMMARY OF TAX CONSEQUENCES. The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of the Options and the sale of Common Stock acquired upon exercise. Individual circumstances and amendments to the federal income tax laws or regulations may vary these results.

REGISTRATION OF SHARES

         The Company intends to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable upon exercise of the Options subsequent to approval of the Options by the Company's Shareholders.

REQUIRED VOTE

         Approval of the grant of Options requires the affirmative vote of a majority of the votes cast by all Shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non- vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite Shareholder vote.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE GRANT OF THE STOCK OPTIONS.

                PROPOSAL III-APPROVAL OF ISSUANCE OF STOCK TO UPE

PROPOSAL

         The Board of Directors recommends that the Shareholders vote to approve the issuance of stock, described below, to UPE, a principal Shareholder of the Company.

GRANT OF STOCK; PURPOSE OF STOCK

         Subject to the approval of the Company's Shareholders, the Board of Directors authorized the issuance to UPE of 350,000 shares of Common Stock in consideration for a 50% ownership interest in certain resale inventory, which consists primarily of tower presses, rotary vacuum dryers, double cone dryers and vacuum freeze dryers owned by UPE on March 26, 1996. This line of inventory is similar to those manufactured and marketed by the Company. The economic purpose of the transaction is to have used inventory on hand for customers who can not afford new equipment or who need the equipment in a much shorter time frame than the construction of new equipment permits. This equipment is much more affordable and with shorter delivery time provides a valuable alternative for the Company's customers. On March 26, 1996, the last reported sale price of the Common Stock as reported by the American Stock Exchange was $1.8125 per share.

         If and when stockholders' approval is received the Company will account for this transaction in the following manner. The Company's methodology in valuing this inventory is based on appraisals the Company received on this equipment and which the Company believes are a fair assessment of the value of this inventory. The appraisal for this equipment is $1,442,000 with the Company's 50% interest in this equipment amounting to $721,000. The total cost to purchase this equipment by UPE was $402,750 in December 1992, July 1993 and August 1995. The excess of the fair value of stock issued over the fair value of the inventory will result in compensation expense of approximately $224,000, in the period that stockholders approve the grant. This amount is an estimated amount and the final calculation will be done if and when stockholder approval is received.

         The issuance of shares is subject to stockholders' approval. The Company will review lower of cost or market issues at each balance sheet date with respect to this equipment utilizing recent sales information, market data, appraisals and other pertinent information.

         The Company will obtain its 50% interest in the resale inventory if and when the shareholders approve the proposal. The Company will have title for 100% of the inventory and will assume the risk of loss regarding the inventory. UPE will have a 50% partnership interest in the inventory. A portion of the inventory is presently located in storage at the Company's facility in Eastern Pennsylvania and a portion of the inventory is in storage in Bitterfield, Germany.

REQUIRED VOTE

         Approval of the grant of stock to UPE requires the affirmative vote of a majority of the votes cast by all Shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite Shareholder vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE GRANT OF THE STOCK.

    PROPOSAL IV--AMENDMENT THE TO THE COMPANY'S CERTIFICATE OF INCORPORATION

         The Company's Board of Directors has adopted, and is recommending that the Shareholders vote to approve a resolution to amend the Company's Amended and Restated Articles of Incorporation (the "Articles") to confirm the right of holders of Common Stock to cumulate their votes in the election of directors.

         Cumulative voting entitles shareholders, when electing directors, to multiply the number of votes they are entitled to cast by the total number of directors to be elected. A shareholder may cast the whole number of his votes for one candidate, or distribute them among two or more candidates.

         Under Section 1758 of the Pennsylvania Business Corporation Law (the "BCL"), cumulative voting is not mandatory, but is presumed to be a right unless the corporation's articles of incorporation provide otherwise. However, Section 1758 (c)(2) of the BCL provides that for corporations, such as the Company, which were incorporated prior to the Business Corporation Law of 1933, if the shareholders of such corporation were not entitled to cumulate votes at the date the corporation was incorporated or became subject to the Business Corporation Law of 1933 or Section 1758, those shareholders may cumulate their votes only "...if and to the extent [the corporation's] articles so provide."

         The Company's Bylaws specifically provide for cumulative voting for directors unless cumulative voting is prohibited by the Articles. The Articles neither specifically provide for nor prohibit cumulative voting. It has been the Company's position that, since the Company's Bylaws specifically provide for cumulative voting and the Articles do not prohibit cumulative voting, the Company's shareholders may cumulate their votes in electing directors. The Company believes that its shareholders were entitled to cumulate their votes at the time the Company was incorporated or became subject to the Business Corporation Law of 1933 or Section 1758. However, because more than 60 years have elapsed since the Company became subject to the Business Corporation Law of 1933 and because of the lack of records confirming the Company's position, it is the view of the Board of Directors that it would desirable to confirm this right of shareholders.

         Accordingly, the Board of Directors is submitting to the shareholders a proposal which will amend Section I.A. of Article 6 so that it reads in its entirety as follows:

"I.      THE COMMON STOCK.

         A. VOTING. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters submitted to the shareholders of the Corporation for a vote. In each election of directors every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election and he may cast the whole number of his votes for one candidate or he may distribute them among any two or more candidates. The holders of the Common Stock shall vote as a single class with the holders of each series of Preferred Stock to which voting rights are granted pursuant to the certificate filed pursuant to law with respect to such series of Preferred Stock, except for those matters with respect to which one or more series of the Preferred Stock shall have exclusive or special voting rights as specifically provided in the certificate filed pursuant to law with respect to such series of the Preferred Stock or as otherwise provided by law."

REQUIRED VOTE

                  The affirmative vote of the holders of a majority of all outstanding shares of Common Stock entitled to vote at a meeting of stockholders, in person or by proxy, is required for approval of the proposed amendment to the Company's Articles. An abstention, withholding of authority to vote or broker non-vote, therefore, will have the same effect as a negative vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS

                  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE ARTICLES.

                PROPOSAL V--RATIFICATION OF SELECTION OF AUDITORS

         On March 6, 1997, the Board of Directors of the Company terminated the engagement of Sobel & Co., LLC, Certified Public Accountants ("Sobel") as the independent auditors of the Company and appointed BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending May 31, 1997. Sobel's report on the financial statements of the Company for the fiscal years ended May 31, 1995 and May 31, 1996 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no other reportable events or disagreements with Sobel to report in response to Item 304(a) of Regulation S-B.

         Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP for the 1998 Fiscal Year be submitted to Shareholders for ratification due to the significance of their appointment to the Company. If Shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

REQUIRED VOTE

         Ratification of the appointment of BDO Seidman, LLP requires the affirmative vote of a majority of the votes cast by all Shareholders represented and entitled to vote thereon. An abstention, withholding of authority to vote or broker non-vote, therefore, will not have the same legal effect as an "against" vote and will not be counted in determining whether the proposal has received the requisite Shareholder vote.


RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                           INCORPORATION BY REFERENCE

         This Proxy Statement incorporates by reference the Company's Audited Financial Statements for the fiscal years ended May 31, 1997 and May 31, 1996 and the Company's Form 10-QSB for the quarter ended November 30, 1997 as well as Management's Discussion and Analysis of Financial Conditions and Results of Operations. Such information is included in the Company's Annual Report for the 1997 Fiscal Year which along with the Company's Form 10-QSB for the quarter ended November 30, 1997 is being mailed to shareholders with this Proxy Statement.

                                  ANNUAL REPORT

         All Shareholders of record as of the Record Date are concurrently herewith being sent a copy of the Company's Annual Report for the 1997 Fiscal Year and a copy of the Company's 10-QSB for the quarter ended November 30, 1997.

         ANY SHAREHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, FOR THE 1997 FISCAL YEAR (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO SHAREHOLDER INFORMATION, THE BETHLEHEM CORPORATION, 25TH AND LENNOX STREETS, EASTON, PENNSYLVANIA 18045.

                              SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, Shareholder proposals for such meeting must be submitted to the Company no later than June 2, 1998.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.



                                   By Order of the Board of Directors,


                                   HAROLD BOGATZ
                                   SECRETARY


March 18, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            THE BETHLEHEM CORPORATION

                     PROXY - ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998

         The undersigned, a Shareholder of The Bethlehem Corporation, a Pennsylvania corporation (the "Company"), does hereby appoint Alan H. Silverstein, Salvatore J. Zizza and Harold Bogatz and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common
Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held Thursday, April 23, 1998 at 10:00 a.m. local time at the Marriott Residence Inn, 2180 Motel Drive, Bethlehem, Pennsylvania or at any adjournment thereof.

         The undersigned hereby instructs said proxies or their substitutes:

1.       ELECTION OF DIRECTORS

         To vote with respect to the election of Messrs. Harold Bogatz, James F. Lomma, Jan P. Gale, Ronald H. Gale, B. Ord Houston, James L. Leuthe, Alan Silverstein and Salvatore J. Zizza as directors.

FOR ALL                    WITHHOLD
NOMINEES                   AUTHORITY          CUMULATIVE VOTES FOR ONE OR MORE
LISTED ABOVE               FOR ALL                 NOMINEES AS FOLLOWS:
                           NOMINEES
----                       ----
                                                   Harold Bogatz       _________
INSTRUCTIONS: To withhold authority to vote for    James F. Lomma      _________
any individual nominee, write that                 Jan P. Gale         _________
Nominee's name on the line                         Ronald H. Gale      _________
provided below:                                    B. Ord Houston      _________
                                                   James L. Leuthe     _________
                                                   Alan Silverstein    _________
                                                   Salvatore J. Zizza  _________

________________________________


2.       GRANT OF STOCK OPTIONS

         To approve the grant of stock options to each of Universal Process Equipment, Inc. ("UPE"), James L. Leuthe and Salvatore J. Zizza.

          ______  FOR   _____  AGAINST    _____  ABSTAIN


3.       ISSUANCE OF STOCK TO UPE

         To approve the issuance of 350,000 shares of the Company's common stock, no par value, to UPE.

          ______  FOR   _____  AGAINST    _____  ABSTAIN

4.       APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

         To approve an amendment to the Company's Certificate of Incorporation confirming cumulative voting in the election of directors.

          ______  FOR   _____  AGAINST    _____  ABSTAIN


5.       RATIFICATION OF APPOINTMENT OF AUDITORS

         To ratify the appointment of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending May 31, 1998.

          ______  FOR   _____  AGAINST    _____  ABSTAIN

6.       DISCRETIONARY AUTHORITY

         To transact such other business as may properly come before the Meeting and any adjournment thereof according to the proxies discretion and in their discretion.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 5.

                                      Please mark, date and sign exactly as your
                                      name  appears  on this  proxy  card.  When
                                      shares  are  held  jointly,  both  holders
                                      should  sign.  When  signing as  attorney,
                                      executor,   administrator,    trustee   or
                                      guardian,  please give your full title. If
                                      the   holder   is   a    corporation    or
                                      partnership,   the   full   corporate   or
                                      partnership name should be signed by a duly authorized officer.




                                       _________________________________________
                                       Signature


                                       _________________________________________
                                       Signature, if shares held jointly


                                       Dated _______________________, 1998


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